SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant X
Filed by Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement

[ ]     Confidential for Use of the Commission Only

        [as permitted by Rule 14a-6(e)(2)]

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                                   INSCI Corp.
                     (Formerly insci-statements.com, corp.)
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement)


        Payment of Filing Fee (Check the appropriate box):
        X No fee required
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
        [ ] Fee paid previously with preliminary materials
        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

--------------------------------------------------------------------------------
                                   INSCI Corp.
--------------------------------------------------------------------------------

                               One Research Drive
                        Westborough, Massachusetts 01581
                                 (508) 870-4000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 2004


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INSCI Corp. (the "Company") will be held at the Company's new headquarters at One Research Drive, Westborough, MA 01581, on January 29, 2004, at 10 a.m. (the "Meeting"), for the following purposes:

(1) To elect ten (10) Directors to serve for the ensuing year or until their successors are elected and have been qualified.

(2) To ratify the appointment of Goldstein and Morris Certified Public Accountants as the independent public accountants for the Company's fiscal year ended March 31, 2003.

(3) To ratify and approve the Board of Directors' resolution to increase the authorized number of stock options under the Company's 1997 Equity Incentive Plan to 3,000,000 shares on a post split basis.

(4) Such other business as may be properly brought before the meeting or any adjournments thereof.

Only those shareholders who were shareholders of record at the close of business on December 23, 2003 will be entitled to notice of, and to vote at the Meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.


                                    IMPORTANT

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.



December 26, 2003                            By Order of the Board of Directors
Westborough, MA

                                             /s/ YARON I. EITAN
                                             -----------------------------------
                                             Yaron I. Eitan
                                             Chairman of the Board

--------------------------------------------------------------------------------
                                   INSCI Corp.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 2004

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of INSCI Corp. ("INSCI" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's new headquarters at One Research Drive, Westborough, MA 01581, on January 29, 2004, at 10 a.m., and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are encouraged to attend the Annual Meeting. Your proxy is requested, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

     At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting, or by appearing and voting in person at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company's stockholders on or about December 29, 2003. The Company's 2003 Annual Report to its stockholders on Form 10-KSB, filed electronically (EDGAR System) with the Securities and Exchange Commission on June 30, 2003, is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to stockholders.

     Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

     The principal executive offices of the Company are located at One Research Drive, Westborough, MA 01581. The telephone number is (508) 870-4000.

     Unless otherwise indicated in the Proxy Statement and accompanying proxy materials, all references to shares of common stock, Series A, B and C preferred stock, options and warrants (the "Securities") and applicable Security prices, do not reflect the 1:10 reverse split authorized by the Board of Directors with prior shareholder approval which is anticipated to be effective subsequent to the filing and mailing of this Proxy Statement but prior to the date of the Annual Meeting.

OUTSTANDING SHARES AND VOTING RIGHTS

     The only Securities entitled to vote at the Annual Meeting are the Company's common stock, Series B preferred stock and Series C preferred stock. The Board of Directors, pursuant to the Bylaws of the Company has fixed December 23, 2003 at the close of business, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At December 23, 2003, there were 59,923,440 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote at the Annual Meeting. At December 23, 2003, there were 123,344 shares of Series B preferred stock outstanding, which are convertible into 86,340,800 shares of common stock. Each share of Series B preferred stock is entitled to one vote for each share of common stock into which such share of Series B preferred stock is convertible. At December 23, 2003, there were 1,288,926 shares of Series C preferred stock outstanding, which are convertible into 25,778,520 shares of common stock. Each share of Series C preferred stock is entitled to one vote for each share of common stock into which such share of Series C preferred stock is convertible. A majority of the shares of stock outstanding and entitled to vote which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. A majority vote in favor of proposals 1, 2 and 3 is required for approval provided a quorum (majority) of issued and outstanding shares entitled to vote are present in person or by proxy.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors of the Company proposes that the Company's current directors standing for re-election be elected as directors and serve until the next Annual Meeting of Stockholders and continuing until their successors are elected and qualified. Unless authority is withheld on the proxy, it is the intention of the proxy holder to vote for the persons standing for election named below.

     Certain information concerning the directors and executive officers of the Company is set forth in the following table and in the paragraphs following. Information regarding each such director's and executive officer's ownership of voting securities of the Company appears in "Security Ownership of Certain Beneficial Owners" below.

Name                              Current Position With Company                       Director Since
Yaron I. Eitan                    Director, Chairman                                         2000
Henry F. Nelson                   Director, Chief Executive Officer, President,              2001
                                  Chief Financial Officer
Francis X. Murphy                 Director                                                   1995
Derek Dunaway                     Director                                                   2001
Mitchell Klein                    Director                                                   2001
Amit Avnet                        Director                                                   2003
Steven Morgenthal                 Director                                                   2003
Adi Raviv                         Director                                                   2003
George Calhoun                    Director                                                   2003
Thomas G. Rebar                   Director                                                   2003


Individuals Standing for Election

     Yaron I. Eitan, age 46, was appointed as a Director of the Company in June 2000. Mr. Eitan was the Chairman of Lognet 2000, Inc., prior to its acquisition by the Company in May 2000. Mr. Eitan is the founder, President and Chief Executive Officer of Selway Partners LLC, an operating holding company that invests in and advises technology companies. His activities at Selway include the founding of Test University, Inc. (www.testu.com), Magnolia Broadband Inc. (www.magnoliabroadband.com), DVTel Inc. (www.dvtel.com) and Econium Inc. (www.econium.com) where he serves as Chairman. Between 1984 and 1998, Mr. Eitan was the founder, Chairman and Chief Executive Officer of Geotek Communications, Inc., and served as Chairman of Bogen Communications, Inc. and National Bank Three of the United Kingdom. Subsequent to Mr. Eitan's departure in 1998, Geotek Communications, Inc. filed a Chapter 11 petition under the Bankruptcy Act. Mr. Eitan holds a Masters of Business Administration from the Wharton School of Business of the University of Pennsylvania.

     Henry F. Nelson, age 45, was appointed as President and Director of the Company in May 2001. Subsequently, Mr. Nelson was appointed Chief Executive Officer and Chief Financial Officer. Mr. Nelson was the Chief Operating Officer of PracticeWorks, Inc., a division of Infocure (INCX:NASDAQ), from December 1999 to 2000. He was a principal in VitalWorks, a technology based start-up from June 1999 until December 1999. Mr. Nelson was Chief Operating Officer of InterQual from November 1996 through June 1999. Prior thereto, he was a founder of Sextant Corporation. Mr. Nelson holds a Bachelor of Science in Business Administration from Northeastern University.

     Francis X. Murphy, age 55, was elected a Director of the Company in September 1995. He is the founder of Emerging Technology Ventures, Inc. and has served as President from its inception in September 1994. Previously, Mr. Murphy served in executive management positions with various information technology firms. Mr. Murphy also serves on the board of directors of Vizacom, Inc. He holds both a Bachelors of Arts and Masters of Business Administration in Corporate Finance from Adelphi University.

     Derek Dunaway, age 32, was appointed a Director of the Company in May 2001. Mr. Dunaway is currently the President and Chief Executive Officer of TechOnLine Inc., a Boston based company focused on providing e-learning solutions to the engineering community and electronics industry. Mr. Dunaway joined TechOnLine from Selway Partners LLC, an operating holding company that invests in and advises technology companies, where he held the position of Vice President of Business Development from May 2000 through February 2001. Prior to joining Selway, from May 1999 through May 2000, he was Director of Strategy Consulting at AppNet, an Internet Consultancy serving the Fortune 500 and held several positions from June 1996 through May 1999 at Pricewaterhouse Coopers, in the Telecommunications and Media Strategy Practice, where he assisted top telecommunications and media industry management with corporate strategy development. Mr. Dunaway holds a Masters of Business Administration from the Wharton School of Business of the University of Pennsylvania and a Bachelors of Science from Southern Methodist University.

     Mitchell Klein, age 52, was elected a Director of the Company in October 2001. Mr. Klein is currently the President of Betapoint Corporation, an investment management company formed in June 1994. Mr. Klein has served in various senior management positions with Digital Equipment Corporation for nine years after having been President of his own software development and consulting firm. Mr. Klein is a graduate of the State University of New York at Albany and holds a Master of Arts from the University of Michigan at Ann Arbor. Mr. Klein previously served as a Director of the Company from June 1997 to June 1998.

     Amit Avnet, age 31, was appointed a Director of the Company in December 2003. Mr. Avnet has, since April 2001, served as the Vice President of Operations of Selway Partners LLC, a New Jersey based operating and holding company that invests in and advises technology companies. Additionally, Mr. Avnet is a Principal of SCP Private Equity Partners, a venture capital and private equity firm with approximately $1 billion under management. From 1999 to 2001, he was Vice President at Tower Hill Capital Group, Inc. He was Financial Advisor to the Chief Executive Officer at Ofer Bros. Group from 1997 to 1999. Mr. Avnet holds a Masters of Business Administration, Magna Cum Laude, from Tel-Aviv University and a Bachelor of Arts in Economics, Cum Laude, from the Technion - Israel Institute of Technology.

     Stephen Morgenthal, age 44, was appointed a Director of the Company in December 2003. Mr. Morgenthal currently serves as Executive in Residence at Selway Partners LLC and served as President and Chief Executive Officer of Regenative Network Management Systems, a Selway company in 2002. He was President of OpenCon Communication Systems, Inc. in 2001 and was Senior Vice President of Global Product Marketing for DataTec Systems, Inc. from 1999 to 2000. He was President of the Enterprise Management Division of Computer Horizons Corp from 1996 to 1999. Mr. Morgenthal was a principal and cofounder of Unified Systems Solutions. Mr. Morgenthal holds a Masters degree from the Stevens Institute of Technology and a Bachelors of Science, Cum Laude, from Pace University.

     Adi Raviv, age 48, was appointed a Director of the Company in December 2003. Mr. Raviv serves as Executive Vice President and Chief Financial Officer of US Wireless Data Inc. as of August 2002. From 1999 to 2001, he served as Co-Chairman and Chief Financial Officer of THCG, Inc., a publicly traded technology merchant banking and consulting company, the creation of which he initiated and orchestrated along with a partner through the merger of their investment banking firm (Tower Hill Securities) with a publicly traded venture capital firm (Walnut Financial Services). From 1996 to 2001, he was a Managing Director of Tower Hill Securities, Inc., the successor of the U.S. investment banking arm of Hambros Bank Limited. Mr. Raviv holds a Masters of Business Administration, with honors, from Columbia University's Graduate School of Business and a Bachelors of Arts in International Relations, with honors, from the Hebrew University of Jerusalem.

     George Calhoun, age 51, was appointed a Director of the Company in December 2003. Dr. Calhoun joined the Stevens Institute of Technology in July 2003 as Executive-in-Residence, where he teaches in the Undergraduate Program for Business & Technology at the Howe School of Technology Management. Dr. Calhoun is also a visiting professor at the University of Leiden in the Netherlands. From 1999 to 2002, he served as Chairman and Chief Executive Officer of Illinois Superconductor Corporation (AMEX: ISO), a public company focused on the application of high-temperature superconducting materials and advanced signal processing techniques to the suppression of interference in wireless networks, and he remains a member of their Board of Directors. From 1995 to 1998, he was Vice-Chairman of Geotek Communications, Inc. and Chairman of the PowerSpectrum Technologies Ltd. subsidiary in Israel and the joint venture with Rafael Aramaments Development Authority to develop a spread spectrum frequency-hopping radio system for fleet radio communications. Geotek Communications, Inc. filed a Chapter 11 petition under the Bankruptcy Act. Dr. Calhoun was a co-founder of InterDigital Communcations Corporation (NASDAQ: IDSS). Dr. Calhoun holds a Ph.D. from the Wharton School of Business of the University of Pennsylvania and a Bachelor of Arts from the University of Pennsylvania. He is a member of the Board and Audit Committee Chairman for Airnet Communications (NASDAQ: ANCC), a smart antenna and software-defined radio technology company.

     Thomas G. Rebar, age 40, was appointed a Director of the Company in December 2003. Mr. Rebar is a partner of SCP Private Equity Partners, a venture capital and private equity firm with approximately $1 billion under management, since 1998. From 1989 to 1996, he was a Senior Vice President at Charterhouse, Inc. the U.S. investment banking arm of Charterhouse PLC, a leading U.K. merchant bank. From 1987 to 1989, he was a member of the corporate finance department at Bankers Trust Company. Mr. Rebar holds a Masters of Business Administration from New York University Graduate School of Business Administration and a Bachelor of Science from the University of Scranton.

Meetings and Committees of the Board of Directors

     During the fiscal year ended March 31, 2003, there were four meetings of the Board of Directors, of which all Directors attended more than 75% of the meetings. The Audit Committee had regularly scheduled quarterly meetings and three additional meetings, with full attendance by all members. The Compensation Committee met four times with full attendance by all members.

The Audit Committee

     The Audit Committee, established by the Board of Directors in September 1995, consists of at least two directors who are independent and financially literate. The role of the Audit Committee is one of oversight. The Committee's purpose is to oversee and monitor the Company's financial reporting process, the system of internal, financial and administrative controls, and legal and regulatory compliance. The Board of Directors recognizes that the Company's management is responsible for preparing the Company's financial statements and that outside auditors are responsible for auditing those financial statements. The Committee meets separately with management, outside auditors and, with regard to legal and regulatory compliance, the Company's general counsel. The Committee is empowered with full access to the Company's records, employees and outside experts.

Audit Committee Report

     The Audit Committee of the Board of Directors of INSCI Corp. (the "Committee") is composed of two independent directors.

     The Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-KSB with the Company's management and the independent auditors.

     The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence from the Company

     Based on the review and discussions referred to above and relying thereon, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2003 Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, filed with the Securities and Exchange Commission.

                                                               Francis X. Murphy
                                                                  Mitchell Klein

The Compensation Committee

     The Compensation Committee (the "Committee") was established by the Board of Directors in September 1995 and consists of at least two non-employee directors. The Committee advises the Board of Directors with respect to the compensation of the Company's employee directors and executive officers and with respect to employee benefit plans. The Committee also is responsible for administering the Company's equity incentive plans and executive bonus program.

     The Company's executive compensation program links management pay with the Company's annual and long-term performance. The program is intended to attract and retain highly qualified senior managers by providing compensation opportunities that are consistent with the Company's performance. The program provides for base salaries that reflect factors such as level of responsibility, individual contribution, internal fairness and external competitiveness; annual cash bonus awards that are payable for the achievement of financial and operational objectives; and long-term incentive opportunities in the form of stock options that strengthen the mutuality of interest between employees and the Company's stockholders. Among the Compensation Committee's objectives is establishing executive compensation levels comparable to that of companies of similar size and business activity. To that end, the Company will participate in and review the results of various industry surveys. In addition, the Committee may, from time to time, utilize the services of independent consultants to assess external marketplace pay practices. The Committee's purpose is to pay competitive compensation based on a total assessment of salary, cash bonuses and stock options. The Committee therefore uses its discretion and business judgment in setting executive compensation levels. The Committee believes that the resulting total cash compensation paid to the Company's executive officers is within the median range of the selected groups of comparative companies reflected in the data represented by the aforementioned industry surveys.

     The Committee also made decisions regarding the payment of cash bonuses to the Company's other executive officers. The purpose of the bonus plan is to reward executive officers based on the overall achievement of corporate goals. Individual bonus awards are based on a written evaluation of the degree of achievement of certain annual performance objectives. The Committee considers, without any specific assignment of weight thereto, factors such as the Company's overall financial performance, the individual's level of compensation relative to the external marketplace, individual performance versus objectives and overall value to the Company.

     Additionally, the Committee makes recommendations to the Board regarding the award of stock options to certain key employees. The purpose of this program is to provide long-term incentives to key employees to increase shareholder value and to align management's economic interests with those of shareholders. Such stock options have been directly awarded, or awarded under the 1997 Equity Incentive Plan. These options may be awarded in lieu of or in addition to the cash bonus, and generally incorporate vesting requirements to encourage key employees to continue in the employ of the Company and to encourage management's long-term perspective. The Committee considers the amounts and terms of prior grants in deciding whether to award options for the last completed fiscal year.

Compensation of Directors and Executive Officers

     The following table sets forth the compensation for each of the last three
(3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended March 31, 2003 (the "Named Executives"). The Company's compensation policies are discussed in "The Compensation Committee" section contained herein.

SUMMARY COMPENSATION TABLE

Name                                                                            Securities
and                                                                             Underlying           All
Principal                                                      Other Annual      Options/           Other
Position                 Year        Salary         Bonus      Compensation        SARs          Compensation
--------                 ----     ------------     --------    ------------        ----          ------------
Henry F. Nelson          2003     $200,000          $97,717        --               --                  --
  Chief Executive        2002     $172,308 (1)         --          --               --                  --
  Officer                2001           --             --          --               --                  --

Lori R. Frank            2003           --             --          --               --                  --
  Chief Executive        2002      $47,105 (2)         --      $1,558 (4)           --                  --
  Officer                2001      $81,098 (2)         --      $3,635 (4)           --                  --

Dr. E. Ted Prince        2003           --             --          --               --                  --
  Chief Executive        2002           --             --          --               --             $43,269 (5)
  Officer                2001     $173,077 (3)         --          --               --             $81,731 (5)

*    The Company does not have a restricted stock award program.

(1) Mr. Nelson joined the Company in the first quarter of fiscal year 2002. Had he been employed as of the beginning of the fiscal year, his salary would have been $200,000.
(2) Ms. Frank joined the Company in the third quarter of fiscal year 2001. During May 2001, Ms. Frank resigned from all positions held with the company. Had she been employed for a full fiscal year, her salary would have been $200,000.
(3)  Dr. Prince resigned as Chief Executive Officer on November 7, 2000.
(4) In fiscal years 2002 and 2001, Ms. Frank received auto allowances of $1,558 and $3,635, respectively.
(5) In fiscal years 2002 and 2001, Dr. Prince was paid severance in the amount of $43,269 and $81.731, respectively.

Appointment/Resignation of Officers and Directors
-------------------------------------------------

     There were no appointments or resignations of any officers or directors during the fiscal year ended March 31, 2003.

     On December 15, 2003, Winston Churchill and Bobby Yablunsky resigned as Directors of the Company.

     On December 15, 2003, Amit Avnet, Steven Morgenthal, Adi Raviv, George Calhoun and Thomas G. Rebar were appointed as Directors of the Company.

Option Grants during Fiscal Year 2003
-------------------------------------

     The following table provides information concerning options granted to officers and directors during the Fiscal Year ended March 31, 2003 and reflects the potential value of such options assuming 5% and 10% annual stock appreciation.

                                     Percent of                                        Potential Realizable
                                    Total Shares                                         Value at Assumed
                        Number       Underlying                                          Annual Rates of
                       of Shares      Options                                              Stock Price
                      Underlying     Granted to                                          Appreciation for
                        Options     Employees in    Exercise       Expiration              Option Term
Name                    Granted     Fiscal Year      Price            Date               5%           10%
----                    -------     -----------      -----            ----               --           ---
Mitchell Klein          100,000       N/A (1)        $ 0.12        October 1, 2006       $ 3,300    $ 7,300

(1)  No options were granted to employees during Fiscal year 2003.

Option Exercises and Holdings

     The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the named directors and executives:

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

                                                             Number of Securities             Value of unexercised
                          Shares acquired      Value        Underlying unexercised         in-the-money options/SARs
                            on exercise      realized   options/SARs at March 31, 2003       at March 31, 2003 (1)
Name                             #               $        Exercisable   Unexercisable     Exercisable   Unexercisable
Henry F. Nelson                  -               -                -              -              -              -
Yaron I. Eitan                   -               -           80,000         40,000              -              -
John A. Lopiano (2)              -               -          120,000              -              -              -
Francis X. Murphy                -               -          200,000              -              -              -
Derek Dunaway                    -               -           40,000         80,000            400            800
Mitchell Klein                   -               -           33,333         66,667              -              -

(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the common stock as quoted on the Over-The-Counter Bulletin Board on March 31, 2003 and the exercise price of the options.
(2) John A. Lopiano chose not to stand for re-election at the Company's 2001 annual meeting.

Remuneration of Non-Management Directors
----------------------------------------

         Each member of the Board of Directors who is not an officer or employee of the Company is entitled to participate in the Directors Option Plan described below, and to receive reimbursement for travel and other expenses directly related to his activities as a director. The Company does not pay inside or outside directors on a per meeting basis for attendance at Board of Director meetings or related Committee meetings. However, each outside director may be compensated pursuant to a written agreement with the Company to provide specific types of professional services such as financial, accounting or tax advice covering compensation plans, acquisitions and debt/equity placements. See Certain Relationships and Related Transactions herein.

COMPENSATION PLANS:

Employment Agreements

     During 2001 the Company's Compensation Committee recommended to the Board of Directors that they approve the employment agreement for Henry F. Nelson, the Company's Chief Executive Officer, President and Chief Financial Officer. The three-year agreement was effective May 22, 2001 and provides for an annual salary of $200,000 and an annual bonus of up to $50,000 or 10% of profits; whichever is greater, upon the achievement of certain milestones as established by the Board of Directors.

     The Company has employment agreements with its other management personnel, which generally continue until terminated by the employee or the Company, and provide for severance payments under certain conditions.

Directors and Other Stock Options

     The Board of Directors adopted the Directors Option Plan in 1992 to make service on the Board more attractive to present and prospective directors. The Directors Plan was amended in September 1995 to increase the number of shares authorized to 1,000,000. On July 29, 1996 the Directors Plan was amended so that each new director receives 100,000 stock options upon being appointed to the Board of Directors. In addition, the current change of control provision was modified to reflect immediate vesting. Also, board members who participate on committees are entitled to receive 20,000 options.

     The Directors Plan is administered by a committee made up of at least two members of the Board of Directors. The exercise price per share of any option granted under the Directors Plan shall not be less than the fair market value of such shares on the date of grant. Eligible directors include all members of the Board of Directors who are not also employees of the Company or any parent or subsidiary of the Company. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Directors Plan. All rights to exercise options terminate two years following the date the optionee ceases to serve as a director of the Company with certain exceptions. At March 31, 2003 there were 660,000 Directors plan options outstanding and 226,666 options available for future grant.

     During the fiscal year ended March 31, 2003 the Company issued options in accordance with the Directors Plan as follows: 100,000 shares at $0.12 to Mitchell Klein.

The 1997 Equity Incentive Plan

     The 1997 Equity Incentive Plan is the successor plan to the Company's 1992 Stock Option Plan, which was terminated by shareholder ratification at the Company's annual meeting in September 1996. Under the 1992 Plan, 25,300 stock options remain outstanding as of March 31, 2003. These options will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 1992 Plan and individual stock option agreements.

     The Company, with shareholder approval, has reserved 7,000,000 shares for future use under the 1997 Equity Incentive Plan. As of March 31, 2003, there were 712,585 options issued and outstanding and 5,631,694 options available for future grant under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the Committee) consisting of two or more non-employee directors of the Company who are not eligible to receive grants or awards under the 1997 Plan. The 1997 Plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restricted stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The 1997 Plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Committee believes that the flexibility of the incentive award vehicles provided for by the 1997 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

     The Committee, subject to the provisions of the 1997 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the plan and supervise the administration of the plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 1997 Plan to Company employees or outside consultants, as appropriate. The exercise price of any stock option granted under the 1997 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 1997 Plan.

     An S-8 Registration for 3,000,000 shares of underlying common stock originally authorized under the Plan was filed with the Securities and Exchange Commission on April 27, 1999 prior to the increase as approved by Shareholders in the plan to 7,000,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into agreements with SCP Private Equity Partners II, LP ("SCP"), Selway Partners, LLC ("Selway") and CIP Capital LP ("CIP"). Selway is an affiliate of SCP in that SCP is the majority shareholder of Selway and CIP is an affiliate of SCP in that Mr. Winston Churchill is a managing partner in both. The Company's chairman Yaron Eitan as well as Amit Avnet and Thomas Rebar, both directors of the Company, are deemed affiliates of SCP. Steven Morgenthal and Derek Dunaway, both directors of the Company, are deemed affiliates of Selway. The former chairman of the Company, Yoav Cohen was also deemed an affiliate of Selway. Selway was an existing shareholder of Lognet 2000, Inc. ("Lognet"). The Company acquired Lognet on May 24, 2000 in a stock for stock exchange.

     On September 5, 2003, the Company and SCP Private Equity Partners II, LP ("SCP"), a private equity fund, entered into an agreement wherein SCP agreed to purchase 1,546,711 shares of Series C Convertible Preferred Stock ("Series C Preferred") in the Company at a price of $1.9396 per share for a total of $3 million. SCP purchased 515,571 shares on closing for the sum of $1 million. SCP agreed to pay the balance of $2 million as follows: $500,000 paid for 287,785 shares on each of the dates falling 30, 60, 90 and 120 days from closing. Of this additional $2.0 million, the Company has received $1.5 million and issued 863,355 shares of its Series C Preferred as of December 23, 2003. The 1,546,711 shares of Series C Preferred is convertible on a 1:20 basis into 30,934,220 shares of common stock at the option of the holder. The Series C Preferred provides for annual cumulative dividends at 8% of the original issue price of $1.9396 per share, payable semi-annually in cash or in additional shares of Series C Preferred at the Company's option. This financing may result in dilution to INSCI's stockholders

     Holders of shares of Series C Preferred shall be entitled to vote equally with the shares of the Company's common stock and not as a separate class, at any annual or special meeting of stockholders of the Company on the following basis: each holder of shares of Series C Preferred shall be entitled to such number of votes as shall be equal to the number of shares of Common Stock into which the holder's Series C Preferred shares would convert immediately after the close of business on the record date fixed for such meeting. In addition, the holders of shares of Series C Preferred shall be entitled as a separate single class to elect two members to the Board at each election of directors.

     In the event of any liquidation, whether voluntary of involuntary, before any distribution or payment shall be made to any holders of any junior stock, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Company an amount per share equal to the greater of (a) 200% of the Series C original issue price plus an amount equal to all accrued and unpaid dividends or (b) the price per share a holder of Series C Preferred would have been entitled to receive had all shares of outstanding preferred stock been converted into common stock immediately preceding such liquidation. The Series C Preferred provides for anti-dilution protection. All outstanding shares of Series C Preferred shares may be redeemed at the request of holders of a majority in interest of the Series C Preferred on September 1, 2009.

     As a part of the agreement with SCP for the purchase of the Series C Preferred, Selway and CIP agreed to negotiate with the Company to modify certain provisions of the Series A and Series B Convertible Preferred Stock.

     In November 2000, the Company closed $2.0 million of subordinated convertible debt ("Series A Convertible Debt") financing with Selway, an affiliate, and CIP (the "Investors"). The Series A Convertible Debt was convertible into an aggregate of approximately 1.5 million shares of INSCI Series A Convertible Redeemable Preferred Stock (the "Series A Preferred") at a price of $1.30 per Series A Preferred share. The Series A Preferred was in turn convertible on a one-for-two basis into shares of INSCI's Common Stock. The Series A Convertible Debt called for interest at prime plus 2.5 percent payable in cash or in additional shares of Series A Preferred, at the option of the investors, and was secured by a subordinated lien on all of the Company's assets. Unless previously converted into shares of Series A Preferred, principal and interest were payable at maturity in five years or upon an earlier redemption on or after two years at the option of the Investors. As part of the financing, the Investors were granted warrants to purchase approximately 462,000 shares of Series A Preferred stock at $1.44 per share. Selway was also issued warrants to purchase 200,000 shares of common stock at $0.72 per share for services rendered in connection with the financing transaction. In addition Selway Management, Inc., an affiliate of Selway, entered into a $20,000 per month management consulting agreement with INSCI for a term of three years. The management fee was payable in either cash or shares of INSCI common stock at INSCI's option. The management agreement was amended in June 2001 whereby the monthly fee was reduced to $15,000 per month as part of the June 2001 financing. The Series A Convertible Debt had a number of non-financial covenant requirements and also contained certain registration rights.

     On January 17, 2003, the Company, Selway and CIP entered into an agreement, effective as of November 30, 2002 and finalized on March 31, 2003, to refinance the Series A Convertible Debt. The refinancing agreement calls of $2.2 million in Convertible Debentures ("Series A Debentures") and a cash payment of approximately $305,000 (paid on January 17, 2003) to pay the Series A Convertible Debt plus interest accrued thereon, a total of approximately $2.5 million. The Series A Debentures will bear an interest rate of 10% per annum with principal and interest payments of $45,000 per month, $65,000 per month and $80,000 per month in each successive twelve month period commencing December 1, 2002 and a final payment of approximately $308,000 due December 1, 2005. The Series A Debentures are secured by a subordinated lien on all of the Company's assets. Unless previously converted into shares of Series A Preferred, principal and accrued interest on Convertible Debentures will be payable by redemption at the option of the Investors at any time after March 31, 2004. As of March 31, 2003, the Convertible Debt is convertible into Series A Preferred Stock, which is in turn convertible into approximately 18.3 million shares of the Company's common stock at a price of $.11 per share. This financing may result in dilution to INSCI's stockholders.

     Holders of shares of Series A Preferred shall be entitled to vote equally with the shares of the Company's common stock and not as a separate class, at any annual or special meeting of stockholders of the Company on the following basis: each holder of shares of Series A Preferred shall be entitled to such number of votes as shall be equal to the number of shares of common stock into which the holder's Series A Preferred shares would convert immediately after the close of business on the record date fixed for such meeting. In addition, the holders of shares of Series A Preferred shall be entitled as a separate single class to elect three members to the Board at each election of directors.

     In the event of any liquidation, whether voluntary or involuntary, before any distribution or payment shall be made to any holders of any junior stock, the holders of Series A Preferred shall be entitled to be paid out of the assets of the Company an amount per share equal to the greater of (a) the Series A original issue price plus an amount equal to all accrued and unpaid dividends or
(b) the price per share a holder of Series A Preferred would have been entitled to receive had all shares of outstanding preferred stock been converted into common stock immediately preceding such liquidation. The Series A Preferred provides for anti-dilution protection. All outstanding shares of Series A Preferred shares may be redeemed at the request of holders of at least 25% in interest of the Series A Preferred on a date that is five years following the Company's first issuance of Series A Preferred Stock.

     The Series A Preferred warrants and the common stock warrant issued with the November 2000 financing expired in November 2002 and January 2003. Concurrent with the refinancing, the Investors were granted warrants to purchase 461,538 shares of Series A Preferred stock at $1.44 per share, which would be convertible into 5,454,538 shares of INSCI common stock. These warrants will expire in November 2007 and January 2008. Selway was also issued warrants expiring in November 2008 to purchase 200,000 shares of common stock at $0.72 per share.

     As of June 21, 2001, the Company entered into a subordinated convertible debt facility ("Series B Convertible Debt") of up to $700,000 with Selway. The Company received gross proceeds of $250,000 from the financing in June 2001 and subsequently drew down an additional $335,000. The Series B Convertible Debt called for an interest rate of 13 percent per annum payable in cash or in additional debentures and was convertible into Series B Convertible Redeemable Preferred Stock (the "Series B Preferred") at a price of $10.00 per share, which is convertible into shares of common stock of the Company as defined in the agreement. The Series B Convertible Debt was secured by a junior lien on all of INSCI's assets. Unless previously converted into shares of Series B Preferred, principal and interest were payable at the earlier of June 15, 2002 or upon demand by Selway. Amendments to this agreement extended the maturity date of the Series B Convertible Debt to March 31, 2003. The amendment to the management agreement entered into as of June 21, 2001 reduced the monthly fee to $15,000 per month in cash or Series B convertible debentures. The company satisfied $450,000 of management fees pursuant to this agreement by issuance of debentures, including a $135,000 payment for the remaining term of the management agreement at a 10% discount. The Series B Preferred had liquidation preferences, which were pari passu with other pre-existing shares of preferred stock.

     On March 31, 2003, Selway converted the Series B Convertible Debt plus accrued interest thereon totaling approximately $1.2 million into 123,344 of Series B Preferred at a price of a $10.00 per share. The Series B Preferred calls for dividends in the amount of 13% per annum. The Series B Preferred is convertible at the option of the holder into common stock at a conversion price equal to (i) such number of shares of common stock as represents the "Current Value Percentage" (as defined) of total issued and outstanding common stock as of the date of conversion, plus (ii) such additional shares of common stock issuable after the date of conversion as may be necessary to maintain such Current Value Percentage upon the conversion of the Company's 8% Preferred Stock and the Series A Preferred (The Series A Debentures are convertible into Series A Preferred), or exercise of other convertible instruments.

     As a part of the agreement with SCP for the purchase of the Series C Preferred, certain provisions of the Series B convertible preferred stock were amended. The 123,344 shares of Series B Preferred is convertible on a 1:700 basis into 86,340,800 shares of common stock at the option of the holder. The Series B Preferred provides for annual cumulative dividends at 1.915% of the original issue price of $67.8866 per share, payable monthly in cash or in shares of Series C Preferred at the holder's option.

     Holders of shares of Series B Preferred shall be entitled to vote equally with the shares of the Company's common stock and not as a separate class, at any annual or special meeting of stockholders of the Company on the following basis: each holder of shares of Series B Preferred shall be entitled to such number of votes as shall be equal to the number of shares of common stock into which the holder's Series B Preferred shares would convert immediately after the close of business on the record date fixed for such meeting. In addition, the holders of shares of Series B Preferred shall be entitled as a separate single class to elect two members to the Board at each election of directors.

     In the event of any liquidation, whether voluntary of involuntary, before any distribution or payment shall be made to any holders of any junior stock, the holders of Series B Preferred shall be entitled to be paid out of the assets of the Company an amount per share equal to the greater of (a) 51.6% of the Series B original issue price plus an amount equal to all accrued and unpaid dividends or (b) the price per share a holder of Series B Preferred would have been entitled to receive had all shares of outstanding preferred stock been converted into common stock immediately preceding such liquidation. The Series B Preferred provides for anti-dilution protection. All outstanding shares of Series B Preferred shares may be redeemed at the request of holders of at least 25% in interest of the Series B Preferred on March 31, 2006.

     At March 31, 2002, the repayment of a $304,000 promissory note issued to the Pennsylvania Business Bank ("Bank") and recorded on the Company's balance sheet was guaranteed by Yaron Eitan and certain other stockholders, each of whom is jointly and severally liable on the promissory note. Subsequently, in May 2002, the Company entered into a financing agreement with Benefactor Funding Corp. to replace a prior lender, Prestige Capital Corporation ("Prestige"). As part of the terms of the Benefactor financing, the Company was required to pay in full the sum of $285,000 to the Bank. Both Yaron Eitan, the Company's Chairman, and Selway guaranteed the debt due to the Bank as a result of an existing transaction prior to his becoming Chairman of the Company wherein the Company purchased the assets of Lognet. As a result of the payoff of the Pennsylvania Business Bank loan, the Company discontinued payments of the sum of $5,000 per month to Selway, which payments were made as a part of a restructure of the Pennsylvania Business Bank loan by the Company as Selway was required to guaranty the loan.

     The Company previously had a receivable financing arrangement with Prestige whereby the Company agreed to sell certain accounts receivable subject to limited recourse at a discount fee of up to 10% depending upon the length of time Prestige holds the receivable before collection. On March 8, 2001, Selway entered into a Participation Agreement with Prestige whereby at Prestige's sole discretion Prestige could propose to assign to Selway one or more of the receivables that INSCI proposes to sell to Prestige, which Prestige would otherwise elect not to purchase. Selway could at its sole discretion agree to take an assignment on some or all of the receivables proposed for sale by Prestige. As consideration for this arrangement, Prestige retained one percent of the discount noted above and Selway would receive up to nine percent of the remaining discount as noted above. This agreement was cancelled during Fiscal 2002 and there were no outstanding amounts assigned to Selway under this agreement at March 31, 2002. Discounts earned by Selway on these assigned receivables totaled $11,500.

     Also during March 2001, Econium, Inc., an affiliate of Selway, earned an assistance fee of $110,000 in connection with the Company's March 1, 2001 sale of the majority of the assets of Lognet to Paynet Electronic Billing Ltd. a nonaffiliated privately owned company based in Haifa, Israel.

     During November 2000, INSCI entered into a Management Consulting Agreement for a term of three years with Selway Management, Inc., an affiliate of Selway. During Fiscal 2001, Selway's $100,000 in management fees payable under this agreement was satisfied by the issuance of 164,385 shares of the Company's common stock to Selway. In connection with the June 2001 agreement, the Company amended its Management Agreement with Selway. The amended management agreement reduced the monthly management fee from $20,000 per month to $15,000 per month. The monthly management fee is payable at the option of Selway in either cash or additional subordinated convertible debentures ("Management Debentures"). During Fiscal 2002, the Company satisfied $20,000 in management fees by the issuance of 60,953 shares of the Company's common stock to Selway. Pursuant to the amended management agreement $450,000 of management fees were satisfied by the issuance of $165,000 and $285,000 of Management Debentures to Selway during Fiscal 2002 and Fiscal 2003, respectively. The Management Debentures issued in Fiscal 2003 included $135,000 for prepaid fees for the balance of the agreement at a 10% discount. The Management Debentures had terms similar to the Debentures except for the Series B preference amount. The Management Debentures did not reduce the total amount available to the Company under the June 2001 subordinated convertible debt facility with Selway.

     INSCI engaged Emerging Technology Ventures, Inc. ("ETVI") to manage acquisition and strategic alliance activities. Mr. Francis X. Murphy ("Mr. Murphy"), President of ETVI, is also a director of INSCI. ETVI was paid a monthly retainer of $6,000 through December 2000. Additionally, during Fiscal 2001, ETVI earned fees of $168,750 related to the acquisition of Lognet 2000, Inc. During Fiscal 2003, ETVI was paid $20,000 related to these fees. At March 31, 2003, approximately $76,000 remained as an outstanding liability.

     As a result of the November 2000 subordinated convertible debt financing, the Company entered into certain arrangements with Landsbury, LLP ("Landsbury"), wherein Landsbury agreed to act as a management consultant to the Company and perform consulting services, in exchange for the Company issuing Landsbury Common Stock purchase warrants to purchase approximately 10% of the then issued and outstanding Common Stock of the Company at $.72 per share. As part of this arrangement, Ms. Lori Frank, a member of Landsbury entered into an employment agreement with the Company to become its Chief Executive Officer ("CEO") and among other things, to receive options to purchase 825,000 shares of Common Stock of the Company pursuant to the Company's stock option plan. These options are included in the computation of the 10% noted above. During May 2001, Ms. Frank resigned all positions held with the Company. Also during May 2001, two other members of Landsbury, Glen Sturm and Bahram Yusefzadeh, tendered their resignations as directors of the Company.

     The Company, as of the current date, has not issued any of the Common Stock purchase warrants to Landsbury, nor has the Company issued any of the stock options to Ms. Frank. The Company has requested from Ms. Frank and Landsbury a release of any of the Company's obligations to Landsbury and/or Ms. Frank; however, there is no assurance that either Ms. Frank or Landsbury will provide general releases. As of the date of this proxy, neither Ms. Frank nor Landsbury have notified the Company of any claims against the Company.

Compliance With Section 16(a) of the Exchange Act

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock are required to report their initial ownership of the Company's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (i) the copies of section 16(a) reports that the Company received from such persons for their 2003 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2003 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, to the best knowledge of the Company, as of December 15, 2003, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding common stock of the Company, (2) beneficial ownership of shares of the Company's common stock by each director and named executive; and (3) beneficial ownership of shares of common stock of the Company by all directors and officers as a group.

     Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

     Based upon the aggregate of all shares of Common Stock issued and outstanding as of December 15, 2003 in addition to shares issuable upon exercise of options, warrants or rights currently exercisable or becoming exercisable within 60 days following the date of this report and which are held by the individuals named on the table.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                                                                    % of
                                      Shares of                                   Total            Common
                                       Common        Options/                   Beneficial          Stock
Name of Beneficial Owner                Stock          Other                    Ownership      Outstanding(1)
----------------------------------------------------------------------------------------------------------------

SCP Private Equity Partners II, L.P.    4,476,276    135,373,772  (9)(10)        139,850,048              72.2%
1200 Liberty Ridge Drive
Suite 300
Wayne, PA 19087

Selway Partners LLC                     1,068,896     81,042,968  (2)(3)(4)       82,111,864              58.2%
52 Forest Ave.                                                    (5)
Paramus, NJ 07652

CIP Capital L.P.                          420,020     27,063,368  (2)(3)(6)       27,483,388              31.6%
435 Devon Park Drive
Building 300
Wayne, PA 19087

Robert Little                           2,000,725      1,019,597  (12)             3,020,322               5.0%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Yaron I. Eitan, Director                        -    139,970,048  (8)(11)        139,970,048              72.2%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Henry F. Nelson, CEO                            -              -                           -               0.0%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Francis X. Murphy, Director                     -        100,000  (8)                100,000               0.2%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Derek Dunaway, Director                         -     82,191,864  (8)(9)          82,191,864              58.3%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Mitchell Klein, Director                2,746,865      1,976,345  (8)(13)          4,723,210               7.9%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                   (Continued)

                                                                                                    % of
                                      Shares of                                   Total            Common
                                       Common        Options/                   Beneficial          Stock
Name of Beneficial Owner                Stock          Other                    Ownership      Outstanding(1)
----------------------------------------------------------------------------------------------------------------

Amit Avnet                                      -    139,850,048  (11)           139,850,048              72.2%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Steven Morgenthal                               -     82,111,864  (9)             82,111,864              58.2%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Adi Raviv                                       -              -                           -               0.0%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

George Calhoun                                  -              -                           -               0.0%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

Thomas Rebar                                    -    139,850,048  (11)           139,850,048              72.2%
c/o INSCI Corp.
2 Westborough Business Park
Westborough, MA 01581

All current directors and executive     2,746,865    142,126,393  (8)(9)(10)(11) 144,873,258              74.6%
  officers as a group

(1) Computed on the basis of 59,923,440 shares of common stock outstanding, plus, in the case of any person deemed to own shares of common stock as a result of owning options, warrants, or rights to purchase common stock exercisable within 60 days of the date of this proxy, Series B Convertible Preferred Stock which is convertible into common stock on a 1:700 basis, Series C Convertible Preferred Stock which is convertible into common stock on a 1:20 basis or convertible debt which is convertible into Series A Preferred Stock at a conversion factor of $1.30 and such Series A Preferred Stock is then convertible into common stock on a 1 for 11.81818 ratio, the additional shares of common stock which would be outstanding upon such exercise, purchase or conversion by such person or group.

(2) Includes 2,727,269 shares of common stock currently issuable upon exercise of preferred stock warrants followed by conversion into common stock.

(3) Includes 8,055,499 shares of common stock currently issuable upon conversion of $886,105 of subordinated convertible debt.

(4) Includes 200,000 shares of common stock currently issuable upon exercise of a stock warrant.

(5) Includes 70,060,200 shares of common stock that would be issuable upon the conversion of 100,086 shares of Series B Preferred Stock.

(6) Includes 16,280,600 shares of common stock that would be issuable upon the conversion of 23,258 shares of Series B Preferred Stock.

(7) Includes 25,778,520 shares of common stock that would be issuable upon the conversion of 1,288,926 shares of Series C Preferred Stock.

(8) Includes the following number of shares of common stock currently issuable upon exercise of stock options held by the following persons: Mr. Eitan 120,000 shares, Mr. Murphy 100,000 shares, Mr. Dunaway 80,000 shares, Mr. Klein 66,667 shares and all current officers and directors as a group 366,667 shares.

(9) Includes 82,111,864 shares deemed to be beneficially owned by Selway which is an affiliate of SCP and which Mr. Dunaway and Mr. Morgenthal are affiliated with. All current officers and directors as a group also includes the shares attributable to Selway.

(10) Includes 27,483,388 shares deemed to be beneficially owned by CIP, which is an affiliate of SCP. All current officers and directors as a group also includes the shares attributable to Selway

(11) Includes 139,850,048 shares deemed to be beneficially owned by SCP which Mr. Eitan, Mr. Avnet and Mr. Rebar are affiliated with. All current officers and directors as a group also includes the shares attributable to SCP.

(12) Includes 1,019,597 shares deemed to be beneficially owned by Mr. Little's wife.

(13) Includes 1,909,678 shares deemed to be beneficially owned by the Revocable Trust of Celia Klein.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE TEN (10) NOMINATED DIRECTORS


PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Goldstein and Morris Certified Public Accountants, P.C. as the Company's independent auditors for the fiscal year ended March 31, 2003. Representatives of Goldstein and Morris Certified Public Accountants, P.C. are expected to be present at the Annual Meeting.

     The affirmative vote of a majority of the outstanding voting shares of the Company's common stock represented and voting at the meeting is required for the ratification of this selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.


PROPOSAL 3: RATIFICATION OF THE RESOLUTION TO INCREASE THE AUTHORIZED NUMBER OF STOCK OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN

     The Board of Directors, subject to the effectiveness of the Company's 1:10 reverse split of its common stock, has resolved to increase the authorized number of stock options under the Company's 1997 Equity Incentive Plan to 3,000,000 option shares on a post split basis. The increase in the authorized shares available under the 1997 Equity Incentive Plan is necessary for the continued granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restrictive stock awards, deferred stock awards and other performance-related or non-restricted stock awards. The Board of Directors believes that the increase in authorized shares is necessary so that the Company can continue to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Board further believes that the flexibility of the incentive awards provided for by the 1997 Equity Incentive Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program and is in the best interest of shareholders.

     The affirmative vote of a majority of the outstanding voting shares of the Company's common stock represented and voting at the meeting is required for the ratification of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN INCREASE IN THE AUTHORIZED NUMBER OF OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN TO 3,000,000 SHARES ON A POST SPLIT BASIS.


Deadline for Submitting Stockholder Proposals

     Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2004 Annual Meeting of Stockholders no later than March 29, 2004 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 2004 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

Other Matters

     Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy.

Common Stock Performance

     As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The Company has selected the NASDAQ Composite Index (US) for the published industry index for stock performance comparison. The chart reflects the NASDAQ index for a five-year period.

    [DATA BELOW IS REPRESENTED BY A PERFORMANCE CHART IN THE ORIGINAL REPORT]

Price                                   Mar 98       Mar 99       Mar 00       Mar 01       Mar 02      Mar 03
-----                                   ------       ------       ------       ------       ------      ------
INSCI Common Shares                     $1.00        $2.56        $6.00        $0.38        $0.08       $0.09
NASDAQ Composite Index                  1,835        2,461        4,573        1,840        1,845       1,341

Percent change
INSCI Common Shares                       N/A         156%         500%         -63%         -92%        -91%
NASDAQ Composite Index                    N/A          34%         149%           0%           1%        -27%


     The Stock Price Performance Graph above shall not be deemed incorporated by reference by a general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that INSCI Corp. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Voting Procedure

     Under Delaware law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

     The Company is not aware of any other agenda item to be added to the agenda, as it has not been informed by any stockholder of any request to do so.

     There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended March 31, 2003 as filed with the Securities and Exchange Commission in addition to Form 10-QSB and Form 8-K Reports as filed with the Commission.



Dated December 26, 2003                      BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA

                                             /s/ YARON I. EITAN
                                             -----------------------------------
                                             Yaron I. Eitan
                                             Chairman of the Board

-----                              INSCI Corp.
PROXY                          One Research Drive
-----                         Westborough, MA 01581

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Yaron I. Eitan, Henry F. Nelson, Francis X. Murphy, Derek Dunaway, Mitchell Klein, Amit Avnet, Steven Morgenthal, Adi Raviv, George Calhoun and Thomas G. Rebar as proxies each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote as designated below all shares of common stock of INSCI Corp. held on record by the undersigned on December 23, 2003 at the Annual Meeting of Stockholders to be held on January 29, 2004 at 10 a.m. at the executive offices of the Company located at One Research Drive, Westborough, MA 01581, or any adjournment thereof.

1.   ELECTION OF DIRECTORS

[ ] FOR ALL NOMINEES LISTED BELOW             [ ] WITHHOLD AUTHORITY to vote
    (Except as marked to the contrary below)      for all nominees listed below

       Yaron I. Eitan, Henry F. Nelson, Francis X. Murphy, Derek Dunaway, Mitchell Klein, Amit Avnet, Steven Morgenthal, Adi Raviv, George Calhoun and
                                Thomas G. Rebar
         (Instruction: To withhold authority to vote for any individual, list nominee's name in the space provided below.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GOLDSTEIN AND MORRIS CERTIFIED PUBLIC ACCOUNTANTS AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION.

               FOR                 AGAINST                  ABSTAIN
               [ ]                   [ ]                       [ ]

3. PROPOSAL TO RATIFY THE RESOLUTION TO INCREASE THE AUTHORIZED NUMBER OF SHARES SUBJECT TO THE 1997 EQUITY INCENTIVE PLAN TO 3,000,000 SHARES ON A POST SPLIT BASIS.

               FOR                 AGAINST                  ABSTAIN
               [ ]                   [ ]                       [ ]

In their discretion the proxies are authorized to vote upon such other further business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is provided, this proxy will be voted FOR Proposals 1,2 and 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated:_____________________________________



                                     -------------------------------------------
                                     Signature

                                     -------------------------------------------
                                     Signature if held jointly

                                     Please mark, sign, date and return the
                                     proxy card promptly using the enclosed
                                     envelope.